Exhibit 11
              Statement Regarding Computation of Earnings per Share
                        As of September 30, 2000 and 1999

                                                              Three Month Period         Six Month Period
                                                            ----------------------    ----------------------
                                                               2000         1999        2000         1999 (1)
                                                            ---------    ---------    ---------    ---------
Net Earnings (in thousands)                                 $      65    $     177    $     236    $     325

  Basic earnings per share:
    Weighted average shares outstanding                       859,625      859,625      859,625      859,625

    Less unearned employee stock ownership plan shares        (40,844)     (48,591)     (41,795)     (49,587)

    Less shares repurchased                                  (263,341)     (91,293)    (252,992)     (76,050)

    Average option shares granted                                   0            0            0            0

    Less assumed purchase of shares using treasury method           0            0            0            0
                                                            ---------    ---------    ---------    ---------
  Common and common equivalent shares outstanding             555,440      719,741      564,838      733,988
                                                            ---------    ---------    ---------    ---------

  Earnings per common share - basic                         $    0.12    $    0.25    $    0.42    $    0.44
                                                            ---------    ---------    ---------    ---------

  Diluted earnings per share:
    Weighted average shares outstanding                       859,625      859,625      859,625      859,625

    Less unearned employee stock ownership plan shares        (40,844)     (48,591)     (41,795)     (49,587)

    Less shares repurchased                                  (263,341)     (91,293)    (252,992)     (76,050)

    Average option shares granted (2)                          52,613       35,075       52,613       35,075

    Less assumed purchase of shares using treasury method     (52,613)     (35,075)     (52,613)     (35,075)
                                                            ---------    ---------    ---------    ---------

  Common and common equivalent shares outstanding             555,440      719,741      555,440      733,988
                                                            ---------    ---------    ---------    ---------

  Earnings per common share - diluted                       $    0.12    $    0.25    $    0.42    $    0.44
                                                            ---------    ---------    ---------    ---------

(1)   See page 8 for Earnings per Share
(2)   Option price exceeds market price